UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

May 26, 2022
Date of Report (Date of earliest event reported)

REPUBLIC FIRST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-17007	23-2486815
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 South 16th Street, Suite 2400, Philadelphia, Pennsylvania	19102
(Address of principal executive offices)	(Zip Code)

(215) 735-4422
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FRBK	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01          Other Matters.

On May 26, 2022, the United States District Court for the Eastern District of Pennsylvania issued two orders (the “Orders”) in connection with a Complaint and related Motion for an Emergency Temporary Restraining Order and Preliminary Injunction filed on May 17, 2022 in the matter of Vernon W. Hill, II, et al. v. Andrew B Cohen, et al. and Republic First Bancorp, Inc. (the “Company”), as nominal defendant, Civ. No. 22-1924. The Orders appoint Alfred W. Putnam of Faegre Drinker Biddle & Reath LLP as Custodian of and for the Company pursuant to the provisions of Section 1767(a)(3) of the Pennsylvania Business Corporation Law of 1988, as amended, and the Court’s inherent equitable powers, and set forth the duties and responsibilities of the Custodian. Defendants, other than the Company as nominal defendant, have filed a notice of appeal in the matter.

The foregoing description of the Orders is qualified by reference to copies of the Orders attached here as Exhibits 99.1 and 99.2, respectively.

Item 9.01          Financial Statements and Exhibits

(d) Exhibits

99.1                  Order, dated May 26, 2022, of Federal District Court for the Eastern District of Pennsylvania
99.2                  Order, dated May 26, 2022, of Federal District Court for the Eastern District of Pennsylvania
104                  Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC FIRST BANCORP, INC.

Dated: June 2, 2022

	By:	/s/ Frank A. Cavallaro
	Name:	Frank A. Cavallaro
	Title:	Executive Vice President and Chief Financial Officer

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